PEGASI ENERGY RESOURCES CORPORATION

Re-development of the Rodessa Oil Field of East Texas


MORGAN

Investor Relations Presentation - June 2015

Legal Disclaimers

- The Securities and Exchange Commission (SEC) requires oil and gas companies, in their filings with the SEC, to disclose proved reserves which are those quantities of oil and gas, which, by analysis of geological, geophysical and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs under existing economic conditions, operating methods, government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain and regardless of whether deterministic or probabilistic methods are used for the estimations. Pegasi does not currently disclose probable or possible reserves in its SEC filings.

- This document contains forward-looking information and statements including opinions, assumptions, estimates, and expectations of future production performance and cash flow requirements. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. When used in this document, the words "anticipate", "believe", estimate", "expect", "forecast", "intent", "may", "project", "plan", "potential", "should" and similar expressions are intended to be among the statements that identify forward-looking statements. Predictions of future production rates are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to a wide range of known and unknown risks and uncertainties, and although the Company believes that the expectations represented by such forward-looking statements are reasonable; there can be no assurance that such expectations will be realized. We have attempted to identify important factors that could cause actual results, performance or achievements to vary from those current expectations or estimates expressed or implied by the forward-looking information, which include the ability of the Company to raise sufficient capital to carry out its business plan, including the risk of adverse market prices of both oil and natural gas, operational risks and geological risk. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements.

- Pegasi uses in this presentation the terms proved, probable and possible reserves. Proved reserves have been previously described. Probable reserves are reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. Possible reserves are reserves that are less certain to be recovered than probable reserves. Estimates of probable and possible reserves which may be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition the net interest to the Company may vary depending upon various partnership interests, joint venture interests, farm out interests and royalty interests.

- Pegasi uses in this presentation the term "total resources", which consists of contingent and prospective resources, which SEC rules prohibit in filings of U.S. registrants. Contingent resources are resources that are potentially recoverable but not yet considered mature enough for commercial development due to technological or business hurdles. For contingent resources to move into the reserve category, the key conditions, or contingencies, that prevented commercial development must be clarified and removed. Prospective resources are estimated volumes associated with undiscovered accumulations. These represent quantities of petroleum which are estimated to be potentially recoverable from oil and gas deposits identified on the basis of indirect evidence but which have not yet been drilled. Estimates of resources are by nature more uncertain than reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.

Our mission is to employ modern drilling and completion techniques to redevelop proven reservoirs in a mature field.

We are exclusively focused on a single oil field that has been relatively neglected by our bigger competitors and have developed a proprietary technical database that gives us superior insight into the Rodessa Oilfield.

We have a long standing commitment to a region where mineral ownership is fragmented and where the strength of local relationships, rather than scale, is the critical factor in acquiring acreage.

Pegasi has proven approximately 4% of the estimated total recoverable reserves and resources on its leased acreage

	Oil (mbo)	Gas (MMcf)	Equivalent (mboe)	% Total
Total Proved Reserves[1]	**673**	**12,161**	**2,700**	**4%**
Probable Reserves[1]	421	10,555	2,180	
Possible Reserves[1]	6,059	31,918	11,378	
Contingent Resources[2]	49,210		49,210	
Total Unproven Reserves & Resources	**55,690**	**42,473**	**62,768**	**96%**
Total Reserves & Resources	**56,363**	**54,634**	**65,469**	**100%**

Note 1:Proved, Probable and Possible Reserves are based on independent engineering evaluation by James E. Smith and Associates as of December 31, 2014. Please refer to disclosures regarding "Reserve and Resource Information".

Note 2: Pegasi has internally estimated its unrisked Contingent Resource potential as at June 1, 2015. All volumes shown are unrisked.

Pegasi is exclusively focused on the redevelopment of the mature Rodessa Oil Field of East Texas

Background

- Exclusively focused on the redevelopment of proven productive formations in the mature Rodessa Field of East Texas
  - 12 producing wells
  - 4 wells shut-in pending workovers
  - 1 well recently drilled pending completion
- Land ownership is highly fragmented. Pegasi held 20,729 gross/6,005 net acres at June 1, 2015
- Most wells were drilled over 50 years ago and targeted the shallower horizons. Pegasi is using new technology to develop deeper horizons
- Pegasi was first to complete a horizontal well in the Bossier formation in the Rodessa Field. The Morse test well with a 2,000 ft lateral section was productive for oil
- Anadarko completed the ER Morris horizontal well in November 2014 at similar depth within 2 miles of Pegasi acreage

Location and Regional Context



Focus Area within the Rodessa Oil Field (225,000 acres)
Barnett
Haynesville
Dallas
Houston
Eagle Ford

Pegasi employs new drilling and completion techniques to develop proven reservoirs in the Rodessa Oil Field

Rodessa Mineral Formation Stratigraphy



N
S
Split Point Rodessa Structure
LP – Horizontal
Rodessa
Pettit
Travis Peak
RODESSA FAULT
2000' + Horizontal
Cotton Valley
3000' + Horizontal
Bossier (A, B, C & D)
Cotton Valley Lime
3000' + Horizontal
TD 10,000'
TD 11,600'

Pegasi is focused on 2 development programs:

1. Shallow Program

- Pettit/Travis Peak: Multiple Gas Condensate Targets for Vertical Wells with Multi-zone Completion
- Cotton Valley: Multiple Gas Condensate targets for vertical wells with multizone completion & Crude Oil Target for Verizontal / multi-stage fracture stimulated Horizontal Wells

2.Deep Program

- Bossier/Cotton Valley Lime: 5 Crude Oil Targets for multi-stage fracture stimulated Horizontal Wells

Our Beta Test Well confirmed the viability of Pegasi's deep development program

- In 2012, Pegasi completed a *scaled down test well*, the Morse #1-H, which was the first horizontal well targeting the Bossier/Cotton Valley Lime formation in the Rodessa oilfield
- This Beta Test Well (BTW) involved only 5 fracture stimulation stages (versus the 25 fracs planned for future wells). Extrapolating the BTW 90 day stabilized production rate for 5 fracs to the future 25 stage design, gives yields in excess of 800 bopd for a 90 day average
- The BTW confirmed a 10x productivity increase for horizontal wells versus vertical wells
  - Initial Production Rate 280 vs 30 bopd (about 10x)
  - 90 day Production Rate of 160 bopd vs 15 bopd (again about 10x)
- The BTW proved that the Bossier sandstone is much more productive than the shale plays. The Morse #1-H BTW 90 day average production rate was 168 bopd out of 5 fracs (33 bopd per frac). This compares favorably to that of Bakken 90 day average production rate of 202 bopd average from 25 fracs (8 bopd per frac)
- The BTW demonstrated that the new well spacing was un-swept and contained virgin pressure. *PGSI believes that the BTW confirmed that tighter drilling spacing (80 acre units) is required to drain field reserves*

Cornerstone Crude Oil Well Economics are Robust @ $50 Oil

Single HZ Well Economics: 10,000ft Depth, 22 stages to perforate Bossier formation, Cass County, Texas

Assumptions

Scenario	Base
Drilling & Completion Cost	$6,000,000
1st Month Avg. GAS Mcfd	1,415
1st Month Avg. OIL Bpd	962
1st Month Avg. WATER Bpd	962
Oil Production Tax	4.61%
Gas Production Tax	7.50%
Ad Valorem Tax	3.80%
Royalty	20.0%
Fixed Monthly LOE	$15,000
Investor Working Interest	100.0%
Decline First Yr.	80.0%
Decline Second Yr.	30.0%
Decline Third Yr.	20.0%
Decline Fourth Yr. On	10.0%
Program WI Percentage	100%
Gas Revenue (MMBTU)	$2.70
Oil Revenue (BBL)	$50
Water Disposal Cost (BBL)	$0.55
Payback (months)	9

Output

Annual Oil Production (BBLS)	Annual Gas Production (BCF)	Year	Nominal Cash Flows	Discounted cash flows
		0	- $6,000,000	-$6,000,000
186,462	0.274	1	$7,074,248	$6,431,135
59,937	0.088	2	$2,151,821	$1,778,365
44,461	0.065	3	$1,549,752	$1,164,351
37,482	0.055	4	$1,278,222	$873,043
33,734	0.050	5	$1,132,400	$703,131
30,360	0.045	6	$1,001,160	$565,129
27,324	0.040	7	$883,044	$453,141
24,592	0.036	8	$776,740	$362,355
22,133	0.033	9	$681,066	$288,838
19,919	0.029	10	$594,959	$229,382
17,927	0.026	11	$517,463	$181,368
16,135	0.024	12	$447,717	$142,656
14,521	0.021	13	$384,945	$111,505
13,069	0.019	14	$328,451	$86,491
11,762	0.017	15	$277,606	$66,457
10,586	0.016	16	$231,845	$50,456
9,527	0.014	17	$190,660	$37,721
8,575	0.013	18	$153,594	$27,625
7,717	0.011	19	$120,235	$19,659
6,945	0.010	20	$90,211	$13,409
6,251	0.009	21	$63,190	$8,539
5,626	0.008	22	$38,871	$4,775
5,063	0.007	23	$16,984	$1,897
		24	$0	$0
		25	$0	$0

10%	Discount Rate
61%	IRR (10yr)
61%	IRR (25yr)
$6,848,870	NPV 10 years
$7,601,430	NPV 25 years
486,404	10 year Cumulative Oil Production (BBLs)
620,110	25 year Cumulative Oil Production (BBLs)
0.715	10 year Cumulative Gas Production (BCF)
0.912	25 year Cumulative Gas Production (BCF)
605,640	10 year Cumulative Production (MBOE)
772,122	25 year Cumulative Production (MBOE)

Horizontal Well Economics: Projected IRR of the 22-Stage Development Well



160%
140%
120%
100%
80%
60%
40%
20%
0%
IRR
Superior Case: 120% Base Productivity
Base Case: Morse Stage Productivity
Inferior Case: 80% Base Productivity
$30
$40
$50
$60
$70
Oil Price ($/BBL)

Major operators are active in the surrounding area

Major operators are active all around Pegasi's project area; however they have not been active in the Rodessa Oil Field due to the difficulty in aggregating acreage, which Pegasi has successfully done over the last decade. The competitors listed below are within 2 to 200 miles of Pegasi's acreage



Initial Drilling Area
CASS
Cornerstone Project
MARION
RODESSA, 37
RODESSA, 35
devon
Apache
Exploring What's Possible
Anadarko
XTO ENERGY
GMX RESOURCES INC.
GMXR
bp
GOODRICH
PVR PARTNERS
Indigo
bhpbilliton

Competitor Activity

Anadarko (per www.anadarko.com, March 4, 2014 Investor Presentation)

- Has over 200,000 Net acres in E Texas/N Louisiana
- Planned to operate 5 rigs and drill 60 wells in 2014
- Achieved EUR of 1.1 MBOE per well
- Completed the ER Morriss horizontal well in NOV 2014 within 2 miles of Pegasi's acreage

Indigo Minerals (per www.indigominerals.com)

- Drilling horizontal wells in Cotton Valley on 108,000 acres in E Texas/NW Louisiana
- Achieving typical EURs of 1,310 MBOE per Cotton Valley horizontal well
- Achieving typical IP30 of 1,709 BOE/d

Petroquest (per www.petroquest.com September 2014 Investor Presentation)

- Focused on horizontal development of the Cotton Valley in E Texas
- Has achieved 8x vertical productivity improvement for horizontal wells
- Achieving IRR's of 70-85% and payback within 12-14 months with $4 natural gas
- Developing Cotton Valley horizons that are 30% liquids. Pegasi acreage is within the oil window of the Cotton Valley with 85% liquids

Pegasi's Management Team



Michael H. Neufeld – President & CEO

Mr. Neufeld, 65, worked as a professional Geologist in the Gulf Coast, Louisiana and Texas for Pennzoil Company, American Resources Company, Hunt Oil Company and as Senior Exploration Geologist and Vice-President of Exploration for Croftwood Corporation. In 1983 Mr. Neufeld co-founded SMK Energy, where exploration efforts were concentrated in East Texas, Gulf Coast Louisiana and the Rocky Mountains. He graduated from Louisiana State University in 1971 with a B.Sc. Degree in Geology.



Jonathan Waldron - CFO

Mr. Waldron, 47, began his career at BP and over five years held roles in BP's petroleum refining & oil trading businesses in London and New York. Following business school, Mr. Waldron worked as a strategy consultant with Mercer Management Consulting London (now Oliver Wyman) for international clients in various industries. He subsequently held senior roles at DIAGEO, and First Europa, an online insurance business, and was employed as an independent consultant for oil and gas and aviation clients. Mr. Waldron joined Pegasi in 2012. He holds a B.A. in Natural Sciences (Geology) from the University of Oxford, UK and a M.B.A. from INSEAD business school, Fontainebleau, France.



Bill L. Sudderth - Executive Vice President

Mr. Sudderth, 73, began his career at Lone Star Producing Company in 1970 where he worked through 1971. In late 1971 he joined Midwest Oil Corporation and worked there until 1974, at which point he became an independent landman working the entire continental United States. In 1983 Mr. Sudderth co-founded SMK Energy Corporation, along with Mr. Neufeld, which later merged with Windsor Energy in 1997. Mr. Sudderth received his B.B.A. Degree from Sam Houston State University in 1970.



Dr. Oliver C. Waldron - Chairman of the Board

Dr. Waldron, 71, has over 30 years of experience in the oil and gas industry. As founder and Chairman of Dragon Oil plc., he took a junior oil and gas exploration company to a full London Stock Exchange listing raising over $700 million for exploration and development. Dragon Oil explored in N and S America, Middle East and Far East and produced oil and gas in the US, Gulf of Thailand, Offshore UK and ultimately developed independently estimated proven and probable reserves of 600 million barrels of oil and 5 trillion cubic feet of gas in Turkmenistan. He is a science graduate of University College Cork and holds a Doctorate in Physics from the University of Oxford.

Pegasi's Investment Proposition

- **Proven management team** that has drilled over 300 wells in Texas and Louisiana

- **Management team** has been "Cycle Tested" successfully building and selling for $100 mm a similar re-development project proximal to the Rodessa Field

- **Proven Technology** - Horizontal drilling is now more widely used than vertical drilling in the US. The experiences in the Bakken and Eagle Ford field demonstrate the impact it can have on production rates when combined with multi-stage fracking

- **Proven Target -** Data from the 140 wells drilled, all recorded oil shows in the Bossier/Cotton Valley formation and confirm the geographical extent of the structure

- **Industry Leading Position** in the Bossier/Cotton Valley shale oil play in the Rodessa field with 20,729 gross and 6,005 net leased acres as at June 1, 2015

- **Opportunity to Accelerate** –Pegasi has already identified over 150 well locations on its existing acreage. Pegasi's local knowledge, investment in research of legal title, experience and feet on the ground afford us the opportunity to rapidly expand our acreage position